EXHIBIT 10.2


                             KENTUCKY FRIED CHICKEN

                        INTERNATIONAL FRANCHISE AGREEMENT

         THIS AGREEMENT made this 1st day of January, 1994 ("Commencement Date") by and between Kentucky Fried Chicken International Holdings, Inc., a Delaware, U.S.A. corporation ("KFC"), and Alimentos Merced S.A., a corporation of Chile with principal place of business at Huerfanos 725, 5th Floor, Santiago (the "FRANCHISEE").

                                   WITNESSETH:

         WHEREAS, KFC and it predecessors over the course of more than four decades have originated and developed a substantial dynamic system for elaboration, preparation, cooking and merchandising of specially selected chicken and other food products of quality using specialized equipment and methods of marketing including but not limited to formulae, techniques, training, dress, design, services, procedures, premises, menus, advertising, and materials pursuant to trade secrets, standards and specifications (hereinafter referred to as "the Kentucky Fried Chicken System" or "System"); and

         WHEREAS, KFC owns valuable good will and enjoys a special and very high reputation in the field of the quick service restaurant industry, with respect to its valuable trademark, service mark and trade name Kentucky Fried Chicken in addition to various trademarks, service marks, trade names, slogans, designs, insignias, emblems, symbols, package designs, distinctive building designs and other architectural features, logos and other proprietary identifying characteristics identifying and distinguishing or used or to be used in connection with its products, business and System (hereafter collectively referred to as the "Trademarks"); and

         WHEREAS, FRANCHISEE considers that access to elements of technology and technical assistance and support of the Kentucky Fried Chicken System can enable local enterprises and individuals to develop activities, jobs, and opportunities in food service and related industries and desires to use the Trademarks and the Kentucky Fried Chicken System in the business of operating a quick service restaurant (the "Business") at the location specified in Exhibit A (the "Outlet"); and

         WHEREAS, FRANCHISEE understands the need and its responsibilities to perform substantial obligations including strict adherence to KFC's present and future requirements regarding menu items, equipment, advertising, facilities and future improvements and enhancements to the Outlet that may be required under the Kentucky Fried Chicken System; and

         WHEREAS, FRANCHISEE acknowledges that the success of the Business in connection with the limited rights granted herein involves substantial risks and depends significantly on the FRANCHISEE's abilities, participation, involvement, and control of the daily affairs of the Business.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and promises herein recorded and contained and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:

         1. LICENSE GRANTED

                  1.1 KFC grants to FRANCHISEE for a period of ten (10) years from the Commencement Date hereof (the "Outlet Term"), a license, without the right to sublicense, to use the Trademarks solely in direct connection with the operation of the Business, in accordance with and subject to the limitations of this Agreement.

                  1.2 KFC shall renew this license granted herein at the expiration of the Outlet Term for a supplemental term of ten (10) years ("Outlet Renewal Term") provided that the following conditions are met:

                           (a) Such renewal is permitted by local law.

                           (b) FRANCHISEE has corrected any default under this
Agreement and has not been in default in any material manner within twenty-four
(24) months preceding the renewal request and complies with such annual performance criteria implemented in the System during the Outlet Term.

                           (c) FRANCHISEE makes the renewal request not more
than eighteen (18) or less than twelve (12) months prior to the expiration of the Outlet Term.

                           (d) FRANCHISEE agrees to make such capital
expenditures as may be required to renovate, modernize and enhance the Outlet and its signs and equipment to conform with KFC's then current standards and completes such renovation within the time agreed with KFC.

                           (e) If KFC determines that renovation and
modernization of the outlet is not practical or advisable to meet its then current standards, FRANCHISEE agrees to undertake KFC's relocation procedure for the Outlet.

                           (f) FRANCHISEE executes a new Kentucky Fried Chicken
International Franchise Agreement if the current form has been modified for new franchisees or renewals, including then current fees and contributions.

                           (g) FRANCHISEE is current in all monetary obligations
or other obligations to KFC and its subsidiaries and affiliates.

                           (h) FRANCHISEE pays KFC a renewal fee in the amount
of Three Thousand United States Dollars (US$3,000) or such greater amount as required for renewals in the form of agreement then used for new franchisees.

                  1.3 The license granted to FRANCHISEE under this Agreement is non-exclusive and gives FRANCHISEE the right to establish the Outlet at only the specific location set forth in Exhibit A, and no exclusive, protected or other territorial right in the contiguous space, area or market of such Outlet or otherwise is granted or to be inferred. FRANCHISEE shall conduct the Business only at the Outlet. The license does not include the right to operate, sell or deliver at or from any other location. Upon reasonable advance notice, KFC may approve catering and special event sales conducted in strict accordance with the procedures it establishes.

                  1.4 KFC expressly reserves the right to operate and sell and to license others to operate and sell any products under the Trademarks through a delivery system or any distribution channel or concept other than the Outlet.

         2. TRAINING, ASSISTANCE AND DEVELOPMENT

                  2.1 KFC shall assist and advise FRANCHISEE in establishing, becoming familiar with proper operation, maintaining, and developing the Business at KFC deems appropriate and necessary. However, FRANCHISEE acknowledges that the initial and monthly franchise fees hereunder are due in compensation for the rights to establish and operate the Outlet under the license granted and not for the performance of specific services.

                  2.2 Such assistance to FRANCHISEE which KFC might find necessary or advisable could include any of the following:

                           (a) Conducting certain training programs at locations
selected by KFC which FRANCHISEE and key employees of FRANCHISEE must attend and successfully complete at the full cost of FRANCHISEE including, without limitation, the cost of travel, lodging, meals and other related and incidental expenses. When required by KFC, FRANCHISEE and key employees of FRANCHISEE shall personally attend and successfully complete additional training programs. FRANCHISEE agrees that the Outlet shall only be managed by individuals who have successfully completed the management training courses and uphold the KFC standards set forth below.

                           (b) Reviewing the operation of the Business, the
control of quality and furnishing operating advice on a continuing basis through its representatives in the field.

                           (c) Undertaking refinement of products and equipment
and informing FRANCHISEE of such engineering research and development which in KFC's opinion may be beneficial to FRANCHISEE's operation of the Business.

                           (d) Recommending such planning, accounting, analysis
and other business and marketing procedures which KFC believes may be beneficial.

                           (e) Scheduling and holding from time to time regional
and international meetings and seminars for the advancement and dissemination of its methods and in connection with furthering the Business of FRANCHISEE and the Kentucky Fried Chicken System and protecting the Trademarks.

                  2.3 KFC may undertake to provide for FRANCHISEE without obligation option services or other specified forms of assistance or may offer products or materials for sale to FRANCHISEE. KFC may charge FRANCHISEE for such assistance or products amounts which reflect the value conveyed.

         3. PRODUCTS AND STANDARDS

                  3.1 FRANCHISEE shall engage only in the Business at the Outlet and shall only manufacture, sell advertise for sale, market or give away food products and beverages approved in writing by KFC and meeting KFC's quality standards through the use of specifications and processes communicated by KFC ("Approved Products"). The Approved Products shall consist of Colonel Sanders Kentucky Fried Chicken Original Recipe ("Original Recipe"), other required products, and other products which are optionally authorized for sale by KFC under the Trademarks. The current Approved Products are listed and the explanation as to their authorization for use at the Outlet are set forth in Exhibit B hereto. FRANCHISEE may not discontinue the sale of or otherwise fail to offer any required product at the Outlet at any time during the term of this Agreement unless so required by KFC. All products shall be sold under the Trademarks or the brand name designated by KFC, and no products may be sold under any other brand name.

                  3.2 KFC shall provide, on loan and at no cost to FRANCHISEE, one copy of the Kentucky Fried Chicken Confidential Operations Manual ("COM") for the Outlet. FRANCHISEE may obtain additional copies of the COM on loan from KFC at a reasonable fee to be set by KFC. All COM's shall remain the property of KFC and shall be returned to KFC upon any reasonable request, termination of this Agreement or the closing of the Outlet.

                  The COM shall be subject to and shall be deemed to include such reasonable supplements, revisions and subsequent instructions as may be issued from time to time by KFC. FRANCHISEE must treat the COM in a confidential manner as trade secrets of KFC and not disclose any information contained therein to anyone except employees of FRANCHISEE as necessary for the proper operation of the Outlet.

                  3.3 In the COM, its supplements and other publications, KFC has established standards of operation (including menu content, recipes and presentation) and standards of quality, cleanliness and service for all food, beverages, furnishings, supplies, fixtures, interior and exterior decor and equipment used in connection with the Business ("Standards"). KFC may change any Standard and FRANCHISEE shall at all times conform to all Standards as issued from time to time by KFC, which FRANCHISEE acknowledges may include remodelling or upgrading of the Outlet and additional investment by FRANCHISEE. FRANCHISEE shall be advised of any change and shall have thirty (30) days, or such reasonable time as KFC deems necessary, from the date of such written notice to fully implement any such change. The COM and other publications which establish Standards as presently constituted and as may be hereafter amended and supplemented by KFC from time to time are incorporated by reference herein and thereby made a part of this Agreement.

         4. PLEDGE OF OUTLET COMPLIANCE AND SUPERVISION OF STANDARDS

                  4.1 FRANCHISEE represents that the Outlet has in all respects been constructed, established and prepared to conduct the Business in strict compliance with all plans, specifications, requirements, rules and regulations prescribed by KFC, and that any material deviations from KFC's Standards, plans, specifications, requirements, rules and regulations, have been approved in writing by KFC. At KFC's request FRANCHISEE will promptly correct any unapproved deviations.

                  4.2 FRANCHISEE shall, consistent with the terms of this Agreement, diligently develop the Business of the Outlet and use its best efforts to market and promote the Approved Products offered for sale at the Outlet.

                  4.3 FRANCHISEE will strictly comply with all Standards, specifications, processes, procedures, requirements, rules, regulations and instructions of KFC regarding the operation of the Business which now exist or may be established from time to time, and FRANCHISEE will take such action and precautions as necessary to assure that:

                           (a) FRANCHISEE's fully trained and qualified managers
devote their full time to the supervision, management and operation of the Outlet.

                           (b) FRANCHISEE's employees at the Outlet attend and
complete such courses, programs and seminars as such locations, as KFC may from time to time require, in order that such persons may be fully trained and instructed on a continuing basis in various aspects of operating a KFC outlet.

                           (c) all Approved Products offered for sale at the
Outlet are prepared at the Outlet for sale to customers at the Outlet, except as expressly authorized in writing by KFC, but any such authorization shall terminate, if it is found by KFC that preparation elsewhere results in a lessening of the high quality of food products required by KFC's specifications.

                           (d) no sale of any product except Approved Products
is solicited, accepted or made at or from the Outlet, and no products except Approved Products are prepared at the Outlet, except when specifically authorized in writing by KFC.

                           (e) only signs and menuboards, advertising and
promotional material, equipment, supplies, uniforms, paper goods, packaging, furnishings, fixtures, receipts, and food ingredients which meet KFC's Standards and specifications (as established from time to time) are used at the Outlet or in connection with its Business.

                           (f) equipment, signs, menuboards, supplies and other
items are added, eliminated, substituted and modified at the Outlet, as soon as practicable in accordance with changes in KFC's specifications and requirements.

                           (g) the Outlet and everything located at the Outlet
are maintained in first-class condition and repair and are kept clean, neat and sanitary; the Outlet is adequately lighted and is operated in a clean, wholesome and sanitary manner consistent with KFC's requirements; all maintenance, repairs and replacements requested by KFC or needed in connection with the Outlet are promptly made; and all employees are clean and neat in appearance.

                           (h) no alterations of the Outlet affecting the image
are made except at KFC's request or with KFC's approval, and any such alterations strictly conform to specifications and requirements established or approved by KFC.

                           (i) the Outlet and its Business comply with
applicable laws, ordinances and governmental rules, regulations and other requirements, including but not limited to health and sanitation requirements. FRANCHISEE shall promptly notify KFC of any conflict between this requirement and any other requirement in or pursuant to this Agreement.

                           (j) such advertising materials as may be furnished
form time to time for use by FRANCHISEE are used only in the manner and during the period specified by KFC.

                           (k) the Outlet is open for business every day during
the hours specified or approved by KFC, except Christmas and any other day expressly prohibited or regulated by the appropriate governmental authority.

                           (l) the employees, and the supplies and other items
on hand at the Outlet, are at all times sufficient to meet the reasonably anticipated volume of the Business.

                           (m) all debts and taxes in connection with the Outlet
and its Business, except those duly contested in a bona fide dispute, are paid when due, including but not limited to debts payable to KFC and its affiliates.

                           (n) all necessary and appropriate measures are taken
to avoid an unsatisfactory or equivalent safety, sanitation or health rating at any time from any governmental authority, and conditions or practices disapproved by any such authority are promptly corrected.

                  4.4 KFC's employees and representatives shall have the right, during business hours and at all other reasonable times, to enter and to inspect the Outlet and all other facilities used for the preparation, storage, transportation, etc., of any Approved Products, to discuss with FRANCHISEE or other people as the FRANCHISEE may designate, concerning all matters that may pertain to the Business, compliance with this Agreement and with Standards, specifications, requirements, instructions and procedures of KFC, to take photographs of the Outlet and such other facilities, and to buy samples of products and other items at the Outlet and other points-of-sale. KFC employees and representatives shall also have the right, under the supervision of FRANCHISEE or its designee, to collect samples at any other facilities under the control of FRANCHISEE. FRANCHISEE will in all respects operate with KFC in its exercise of rights under this subsection. At KFC's discretion, FRANCHISEE shall receive a written evaluation report after each formal evaluation of the Business by KFC. In the event any such evaluation report indicates any deficiency in the conduct of the Business, FRANCHISEE shall, within forty-eight (48) hours of FRANCHISEE's receipt of the report (or such other time period as KFC may provide), correct or repair any deficiency or unsatisfactory condition. If any deficiency or unsatisfactory condition is not, in KFC's judgment, correctable or repairable within such period of time, FRANCHISEE shall at least commence such correction or repair and thereafter diligently pursue the same to completion within seven (7) days after FRANCHISEE's receipt of such report. If FRANCHISEE fails to comply with the foregoing obligations to correct and repair, KFC shall have the right to make or cause to be made such corrections or repairs, and the expenses thereof, including board, lodging, wages and transportation of KFC personnel, if utilized in KFC's sole discretion, shall be paid by FRANCHISEE upon billing by KFC.

         5. SITE, OUTLET AND LEASE APPROVAL AND COMMENCEMENT OF BUSINESS

                  5.1 The Outlet approval procedure of KFC must be complied with by FRANCHISEE. FRANCHISEE shall prepare for a proposed site for the proposed outlet a written site evaluation in accordance with the site evaluation documentation of KFC showing site dimensions, building type and placement on site, proposed ingress and egress and layout. The site evaluation documentation will indicate which of the KFC standards plans and specifications will be utilized on the site. KFC shall evaluate each proposed site submitted and notify FRANCHISEE of any comment or objection it may have, and if acceptable, shall issue the terms of its approval of the site. FRANCHISEE acknowledges and agrees that in the event modification of the plans becomes necessary than FRANCHISEE shall bear the sole responsibility and cost and KFC approval of such modification must be obtained. Any contract for construction or remodelling of any building for an Outlet shall not be entered into by FRANCHISEE without KFC's prior approval, which shall not be unreasonably withheld.

                  5.2 If the Outlet is the subject of an occupation under a lease, sublease or other contract to tenancy (collectively, the "Lease"), FRANCHISEE shall, prior to the execution thereof and upon any renewal or modification submit the Lease and any amendments or modifications thereto to KFC for its written approval. Any Lease shall contain a provision recognizing KFC's rights under this Agreement and permitting KFC to enter on the site of the Outlet to de-identify the Business without penalty as necessary pursuant to
Article 13. Such Lease language shall also provide for the right of assignment and/or sublease by lessee to KFC, reasonable notice by the lessor to KFC of any contemplated termination, and option for KFC to assume leasehold in the event of termination of lease or of this Agreement. KFC shall not be named by FRANCHISEE as a party to or guarantor of, nor shall it assume any obligations under any such Lease.

                  5.3 If required by applicable law, FRANCHISEE shall promptly file and publish a certificate of doing business under fictitious name and comply with any other local filing or permit requirements and shall furnish a certified copy of such to KFC promptly thereafter. Prior to the commencement of the Business, FRANCHISEE shall obtain and shall maintain all licenses necessary or the lawful operation of the Business. FRANCHISEE shall commence operations at the Outlet no later than thirty (30) days following completion of the building and improvements and shall give KFC ten (10) days written notice prior to commencing operations.

         6. MAINTENANCE AND UPGRADING OF OUTLET

                  6.1 FRANCHISEE shall at all times comply, and cause the Outlet to be in compliance with all Standards, specifications, processes, procedures, requirements and reasonable instructions of KFC regarding the Outlet's physical facilities, including the layout of furnishings and fixtures, and facilities at which or by means of which FRANCHISEE is permitted by KFC to store, handle, prepare or transport Approved Products or ingredients to be used in preparing them.

                  6.2 Recognizing the importance of maintenance of image, notwithstanding any other provision of this Agreement FRANCHISEE shall abide by any requirement of KFC with regard to the remodelling and upgrading of the Outlet to comply with standards then applicable to new franchises and outlets in FRANCHISEE's country or the region, the geographical territory of which includes FRANCHISEE's country, provided, however, that FRANCHISEE shall commence to make any changes required by this subsection no later than within six (6) months after receiving notice from KFC that such changes are required and shall complete such changes within twelve (12) months of such notice.

                  6.3 For all changes in or additions of equipment or changes in or additions to the Outlet required by KFC, FRANCHISEE will bear the entire cost thereof. Similarly, FRANCHISEE will bear the entire cost of adding equipment and altering the Outlet for Approved Products which KFC requires or which FRANCHISEE desires to sell. FRANCHISEE acknowledges that additional investment may be called for pursuant to this subsection. KFC recognizes that remodelling and upgrading should not normally be required during the first two (2) years of an Outlet Term.

         7. TRADEMARKS AND TRADE SECRETS

                  7.1 FRANCHISEE is not granted and shall not acquire any right, title or interest of any kind or nature whatsoever in or to the Trademarks or the associated goodwill of KFC. FRANCHISEE acknowledges KFC's exclusive ownership and rights and the validity of KFC's current and future Trademarks and all other industrial and intellectual property rights whether or not protected by registration. FRANCHISEE shall use the Trademarks, as set forth in Exhibit C hereto, which may be amended by KFC from time to time, only and strictly in connection with the Business and agrees that all of FRANCHISEE's use under this Agreement inures to the benefit of KFC. KFC retains the right at any time to make additions to, deletions from, and changes in the Trademarks at its complete discretion, and FRANCHISEE shall adopt and use any and all such additions, deletions and changes.

                  7.2 FRANCHISEE shall use and display the Trademarks only and strictly in such form and manner as is specifically approved by KFC and, upon request by KFC, affix thereto any legends, markings and notices of trademark registration or licensee or franchisee relationship specified by KFC, or any other notice of KFC's ownership, including, without limitation, trademark, copyright, patent applications and patents. KFC shall have the right to approve all advertising, displays, copy and all other materials using the Trademarks prepared by or for FRANCHISEE. FRANCHISEE agrees to follow KFC's instructions regarding proper usage of the Trademarks in all respects.

                  7.3 KFC agrees to protect and defend the Trademarks in the manner it determines to be appropriate. FRANCHISEE agrees to cooperate fully with KFC in the defense and protection of the Trademarks and shall promptly advise KFC in writing of any potentially infringing uses by others in addition to any suits brought, or claims made, against FRANCHISEE involving the Trademarks. Decisions regarding action involving the protection and defense of the Trademarks shall be solely in the discretion of KFC.

                  7.4 FRANCHISEE agrees to join with KFC in any application to enter FRANCHISEE as a registered or permitted user, or the like, of the Trademarks with any appropriate governmental agency or entity. Upon termination of this Agreement for any reason whatsoever, KFC may immediately apply to cancel FRANCHISEE's status as a registered or permitted user and FRANCHISEE shall consent in writing to the cancellation and shall join in any cancellation petition. The expense of any of the foregoing recording activities shall be borne by KFC.

                  7.5 FRANCHISEE makes the following further commitments with respect to its use of the Trademarks during or after the Outlet Term. It shall not use any trademarks or other identifying characteristics in connection with its operation of the Business other than the Trademarks. It shall not use any other trademarks or other identifying characteristics which are similar to the Trademarks. It shall not use or register, in whole or in part, the Trademark's or KFC's name, or anything similar thereto, as part of FRANCHISEE's name or as the name of any entity directly or indirectly associated with FRANCHISEE's activities. It shall not use the Trademarks in any manner to disparage KFC or its reputation nor take any action which will harm or jeopardize the Trademarks in any way.

                  7.6 FRANCHISEE acknowledges that it will derive no benefit from the goodwill associated with the Trademarks, except through any profit received from the operation of the Business or approved transfer of this Agreement. Any enhancement of the goodwill associated with the Trademarks while the Agreement is in effect will inure to the benefit of KFC except to the extent of such profits, if any, realized by FRANCHISEE while the Agreement is in effect, following which no value shall be attributed to any such goodwill associated with the Trademarks enjoyed by FRANCHISEE pursuant to this Agreement.

                  7.7 Confidential information contained in the COM, KFC's secret recipes, formulae and know-how are highly confidential trade secrets and FRANCHISEE shall not reveal any such trade secrets except as necessary in the operation of the Business. FRANCHISEE further acknowledges and agrees that KFC is the owner of all rights in and to the Kentucky Fried Chicken System, which contains trade secrets of KFC which are revealed to FRANCHISEE in confidence, and that no right is given to or acquired by FRANCHISEE to disclose, duplicate, license, sell or reveal any such trade secret to any person, other than an employee of FRANCHISEE required by his work to be familiar with relevant trade secrets. FRANCHISEE agrees to keep confidential such trade secrets, to obtain from each of its shareholders, directors, officers, employees and agents an agreement to keep and respect such confidences, and to be responsible for compliance by such shareholders, directors, officers, employees and agents with such agreements.

                  7.8 FRANCHISEE understands that substantial irreparable injury might be caused to KFC by any violation of FRANCHISEE's commitments under this Article. Accordingly, FRANCHISEE recognizes and agrees that injunctive or other equitable or immediate relief in addition to monetary compensation may be appropriate. The parties acknowledge that the precise amount of KFC's actual damages would be extremely difficult to ascertain. FRANCHISEE agrees that if it should disclose any trade secret to any person, or one of the persons subject to FRANCHISEE's control makes such a disclosure as a result of the failure of FRANCHISEE to use its best efforts to take the necessary precautions to prevent such disclosure, then FRANCHISEE shall pay to KFC for each and every breach of this covenant, a sum representing a reasonable estimate of actual damages. The parties confirm that the sum of One Hundred Twenty Thousand U.S. Dollars (US$120,000) as liquidated damages and not as a penalty. In the event FRANCHISEE can establish and prove that KFC has suffered lesser damages than the aforesaid amount, the such lower sum shall be owed by FRANCHISEE.

         8. PURCHASE OF EQUIPMENT, SUPPLIES AND MATERIALS

                  8.1 FRANCHISEE shall purchase all equipment, paper goods and all other products and materials required to be utilized in the establishment or operation of the Business and the making of the Approved Products ("Supplies") from suppliers, manufacturers and distributors ("Supplier") approved by KFC. FRANCHISEE will consult with KFC with respect to its purchasing intention prior to Outlet construction and upgrading and shall seek KFC's recommendation prior to other major purchasing decisions.

                  8.2 If FRANCHISEE desires to purchase Supplies from a Supplier not then approved by KFC, FRANCHISEE shall provide KFC with all information regarding such Supplier reasonably requested by KFC, and, where appropriate, the Supplier may be required to provide KFC with samples of the Supplies that the FRANCHISEE desires to purchase.

                  8.3 Any tests reasonably required by KFC to determine whether the Supplies meet current KFC Standards and specifications shall be performed as directed by KFC but not at KFC's cost. On the completion of such procedures and KFC's determination as to whether the Supplier possesses adequate capacity and facilities to supply FRANCHISEE's needs in the quantities and at times and with the reliability requisite to an efficient operation, KFC shall notify FRANCHISEE and the Supplier whether KFC approves the Supplier as a source for the Supplies involved.

                  8.4 KFC will not approve sources of Supplies which do not meet KFC Standards and specifications, and reserves the right to make determinations consistent with the overall needs of the Kentucky Fried Chicken System and the economic conditions of the markets concerned.

                  8.5 In order to maintain and protect uniqueness and uniformity of taste, quality and image of the Approved Products, KFC owns, has developed and will continue to develop certain secret blends of herbs, spices and KFC Seasoning and other trade secrets, which KFC shall make available only through KFC's licensees or Suppliers specifically appointed by KFC. KFC Seasoning will be produced by FRANCHISEE at the prevailing available international prices from time to time from sources specifically approved by KFC, and will be utilized by FRANCHISEE exclusively as specified in the COM.

                  8.6 KFC may from time to time review the quality of the Supplies by approved Suppliers and their capacity and facilities, and shall have the right to monitor the production, use and ultimate disposition of all items bearing the Trademarks or containing the secret blends. KFC may, consequently, remove a Supplier from the list of approved sources. In such event, KFC shall advise the FRANCHISEE and the Supplier of such action.

         9. MARKETING AND ADVERTISING

                  9.1 FRANCHISEE shall maintain close cooperation with KFC in advertising under the Trademarks. FRANCHISEE shall have the obligation to diligently promote the Approved Products and make every reasonable effort to steadily increase sales of the Products and growth of the Business.

                  9.2 FRANCHISEE agrees to contribute annually for advertising and promotions not less than five percent (5%) of its annual Revenues (as defined in Article 11). In the event KFC determines that it should directly manage the advertising fund program among the operators in the territory or if KFC authorizes a cooperative advertising program, FRANCHISEE must participate and contribute directly to KFC on its behalf for such program in the manner provided for payment of monthly franchise fees under Article 10 at four percent (4%) of its annual Revenues as included in the aforesaid five percent (5%) amount, or such greater amount should such be agreed by the applicable program.

                  9.3 KFC and FRANCHISEE shall decide on a marketing and advertising budget and program on an annual basis ("Annual Program") at least sixty (60) days prior to the commencement of the calendar year. The budget and program which KFC must approve will take into account the funds and expenses to be handled by the parties for regional and local programs. The Annual Program will address how the funds will be allocated across various marketing and advertising categories, including but not limited to advertising and promotional media (i.e., television, radio, newspapers, magazines, billboards, handbills, posters, direct mail, etc.), production (costs of producing the materials for the above, including agency commissions and fees) promotion and market research. A marketing activities calendar will be established and shall be approved by KFC. KFC shall be consulted and shall approve all major decisions involving marketing and advertising, including but not limited to the appointment or retention of the advertising agency, adoption of marketing and pricing strategies and other decisions of significance to the market development of the Business.

                  9.4 All advertising materials must be in form and substance satisfactory to KFC. Upon written notice from KFC, FRANCHISEE shall promptly remove and cease distribution of any signs or advertising materials. If FRANCHISEE fails to do so within five (5) days immediately following the receipt of such notice by FRANCHISEE, then KFC or its authorized agents at any time thereafter may remove any unsatisfactory signs or advertising materials, without thereby becoming liable to FRANCHISEE for the value or any other claims relating to any such removal.

                  9.5 The parties recognize that the following shall not be taken into account in calculation of compliance with the minimum local advertising and marketing requirements: Permanent on-premises signs, lighting, menus, menuboards, purchasing or maintaining vehicles even though such vehicles display in some manner Trademarks (except the cost of the materials displayed are included), contributions, giveaways, discounts or similar offers, employee incentive programs not relating to marketing and other similar payments, costs or premiums which KFC may determine should not be included in determining whether FRANCHISEE has met its local advertising obligation.

         10. CONSIDERATION FOR LICENSE GRANT

                  10.1 In consideration of the issuance of the license granted hereunder, FRANCHISEE shall pay to KFC:

                           (a) Upon commencement of physical construction or
remodelling of the Outlet, an initial franchise fee in the amount of Twenty-Five Thousand United States Dollars (US$25,000) .

                           (b) A monthly franchise fee of five percent (5%) per
month of Revenues (as defined in Article 11), subject to a monthly minimum which may be set and updated by KFC from time to time.

                  10.2 In connection with the payment of the foregoing fees:

                           (a) If by law KFC is prohibited from receiving a
percentage of sales of alcoholic beverages or beer, the monthly franchise fee shall be appropriately adjusted by KFC to reflect a greater percentage of gross food and non-alcoholic beverage sales instead of Revenues.

                           (b) Monthly franchise fees shall be payable by
FRANCHISEE to KFC within ten (10) days after the end of each month during the Outlet Term. Each payment shall be accompanied by a monthly franchise report containing such information as KFC deems necessary on the form it has furnished or approved.

                           (c) The initial franchise and monthly franchise fees
set forth herein and all other amounts payable hereunder are payable in United States Dollars or, at KFC's sole option, in any other currency. Such amounts shall be paid by bank wire transfer or automatic transfer to such accounts, and at such places or in such other manner, as KFC may from time to time designate by notice to FRANCHISEE.

                           (d) In order to properly establish FRANCHISEE's
United States Dollar obligations to KFC, the exchange rate between the local currency and United States Dollar to be employed for each month's franchise fees shall be the official rate for the purchase of United States Dollars posted for the last business day of each month with respect to which the monthly franchise fees are being calculated. FRANCHISEE acknowledges that it is the responsibility of FRANCHISEE to secure and transfer funds in accordance herewith.

                           (e) Fees which are not paid when due shall bear
interest from and after their respective due dates at the rate of four percent (4%) per annum above the U.S. prime rate posted by Citibank, New York, or the highest rate permitted by local law, whichever is less. Any late payment of such fees shall be accompanied by a late payment administrative charge of One Hundred U.S. Dollars (US$100.00). Notwithstanding the above, nothing in this subparagraph shall be deemed to affect in any way KFC's rights as set forth in
Article 13.

                           (f) All payments to KFC pursuant to this Agreement
shall be for the full amount specified herein, free and clear of any taxes due and owing by FRANCHISEE in respect of such payments.

         11. ACCOUNTING AND FINANCIAL REVIEW

                  11.1 All Revenues shall be recorded on cash registers, the equipment for which must be approved by KFC. FRANCHISEE shall, in a manner and form satisfactory to KFC, maintain an accounting system and prepare on a current basis (and preserve for no less than three (3) years) complete and accurate records concerning Revenues and other aspects of the Outlet. Such records shall include but not be limited to books of account, tax returns, daily reports, statements of Revenues (to be prepared each month for the preceding month), profit and loss statements (to be prepared at least annually), and balance sheets (to be prepared at least annually). FRANCHISEE shall also if so requested by KFC submit current financial statements and such other reports as KFC may reasonably request and allow KFC to poll FRANCHISEE's cash register, computer and accounting equipment and data to evaluate or compile research and data on any aspect or aspects of the Outlet or the Business.

                  11.2 From the date hereof until three (3) years elapse following the end of the Outlet Term, KFC or its authorized agent shall have the right to request, receive, inspect and audit, at all reasonable times, any or all of the records referred to above wherever they may be located or at any other mutually agreeable location. If such inspection or audit discloses a deficiency in the payment of any fee, advertising contribution or other amount required to be paid under this Agreement, FRANCHISEE shall immediately pay the deficiency plus interest at the maximum rate permitted by law to KFC. In addition, if the deficiency for any audit period equals or exceeds 2% of the correct amount due, FRANCHISEE shall also immediately pay to KFC the entire cost of such inspection or audit (including but not limited to travel, lodging, meals, salaries and other expenses of the inspecting or auditing personnel).

                  11.3 The term "Revenues" shall mean gross cash receipts (including checks, other means of exchange, charge slips, credit sales or other promises to pay) received by the FRANCHISEE as payment for Approved Products, beverages and other goods, services and supplies sold in the Business, any and all service fees (whether governmentally imposed, resulting from local custom, or otherwise), and gross amounts derived from any other business at the Outlet or at special events or from catering and from all sales and orders made, solicited or received at the Outlet or at special events (including but not limited to vending or game receipts) but shall exclude sales or other tax receipts which may be required by law to be collected from customers.

                  11.4 FRANCHISEE shall use the accounting services of any independent national or large regional firm of chartered accountants acceptable to KFC which acceptance shall not be unreasonably withheld. Upon request of KFC, FRANCHISEE agrees to direct such accountants to submit to KFC profit and loss statements and a balance sheet every three (3) months covering the immediately preceding three (3) months' operations of the Business.

         12. COVENANTS REGARDING OTHER ACTIVITIES

                  12.1 For purposes of this Article and Articles 7, 13 and 14, "FRANCHISEE" shall mean the individual entity or partnership named hereinabove as FRANCHISEE who or which has the further obligation to obtain covenants concerning the relevant obligation of said Articles from:

                  - if FRANCHISEE is an individual, his employees, spouse and minor children; or

                  - if FRANCHISEE is a corporate entity, the direct or indirect shareholders holding at least a ten percent beneficial interest in the entity, officers, directors and employees of the level of restaurant manager or higher; or

                  - if FRANCHISEE is a partnership, the partners, participants and employees of the level of restaurant manager or higher.

                  12.2 Acknowledging that the Approved Products and the Kentucky Fried Chicken System are unique and distinctive and have been developed by KFC at great effort, time and expense, and that FRANCHISEE has regular and continuing access to valuable and confidential information, training and trade secrets regarding the Approved Products, the Kentucky Fried Chicken System and the operation of the Business and recognizing FRANCHISEE's obligation to fully develop the Business, FRANCHISEE agrees that:

                           (a) FRANCHISEE shall not, in any capacity whatsoever,
either directly or indirectly, individually or as a member of any business organization, at any location whatsoever, engage in the production or sale at retail or any food items similar to the Approved Products being sold at the Outlet or have any employment or interest in, or provide any consulting services to, any firm engaged in the production or sale thereof.

                           (b) FRANCHISEE shall not let or permit any part of
any premises owned or controlled by it within the country where the Outlet is located to be used as a business, all or part of which consists of the sale at retail of any food items similar to the Approved Products being sold at the Outlet.

                           (c) FRANCHISEE shall not direct or attempt to divert
any customer or business of the Outlet or Business to any competitor, by any direct or indirect inducement, or do or perform any other act or omission, directly or indirectly which could damage or injure the Trademarks, the Kentucky Fried Chicken System or the goodwill or KFC.

                           (d) Upon expiration, termination or transfer of this
Agreement or FRANCHISEE for any reason and continuing for a continuous, uninterrupted period of twelve (12) months thereafter, FRANCHISEE shall observe and honor the covenants set forth in this Article 12.

                  12.3 During the Outlet Term, neither party hereto, without the prior written consent of the other party, shall employ or seek to employ, directly or indirectly, any person serving in a managerial position who is at the time or was at any time during the prior six months employed by the other party, its subsidiaries or affiliates, or, in the case of FRANCHISEE, by any other operator of a Business. KFC and FRANCHISEE agree that, if this subsection is violated by either party hereto, the other party shall be entitled to liquidated damages equal to twice the annual salary of the employee involved plus reimbursement of all costs and attorney fees incurred, and shall be entitled to seek such amounts through either arbitration or court proceedings. For purposes of this paragraph, "managerial position" includes all employees at the pay grade of restaurant manager and above.

                  12.4 In the event any of the foregoing covenants is held invalid or unenforceable by a competent authority, then the maximum legally allowable restriction permitted by law shall apply and KFC and FRANCHISEE shall be bound thereby.

                  12.5 Subsection 12.2 shall not apply to the ownership of one percent or less of the issued and outstanding shares of stock in any publicly-held corporation, unless the same shall give FRANCHISEE the power to influence the economic conduct of such corporation.

         13. COVENANTS REGARDING TRANSFER OR ASSIGNMENT

                  13.1 This Agreement shall inure to the benefit of KFC and its successors and assigns. KFC may assign its rights and/or obligations under this Agreement at any time without need of the consent of FRANCHISEE.

                  13.2 KFC has granted this license in reliance on the individual or collective character, experience, skill, aptitude, dedication and business and financial reputation and capacity of FRANCHISEE. Accordingly, without KFC's prior written consent, FRANCHISEE shall not directly or indirectly, pledge, mortgage or otherwise encumber, sell, assign, transfer or convey, any direct or indirect interest in the franchise, the license rights, FRANCHISEE or all or a significant part of FRANCHISE's assets, real or personal tangible or intangible, pertaining to the Business or the Outlet, including any significant part of the restaurant or food business, land, building, equipment or fixtures. The prospective assignee shall be advised of this requirement and KFC shall be provided the information it finds necessary for its determination. FRANCHISEE acknowledges that in the event of KFC's consent to a transfer, (i) any legal fees or other costs or expenses related thereto shall e for the sole account of FRANCHISEE, (ii) FRANCHISEE shall indemnify and hold KFC harmless with respect thereto, (iii) FRANCHISEE shall have satisfied all of its accrued obligations to KFC in full, (iv) the assignee shall be bound and liable for the corresponding obligations of the FRANCHISEE, (v) KFC shall have the option to modify the terms and conditions of the Agreement, including the fee and contribution structure and other obligations to reflect then current terms and conditions offered by KFC, and (vi) FRANCHISEE shall pay KFC a transfer fee in the amount of Three Thousand United States (US$3,000) or such greater amount as required for transfers in the form of agreement then used for new franchisees.

         The assignee must agree in writing satisfactory to KFC (i) to assume all obligations of FRANCHISEE, (ii) demonstrate to KFC's satisfaction that KFC's standards applicable to new franchisees regarding financing and other qualifications are met, and (iii) assume or enter into a new franchise agreement with KFC as KFC determines.

                  13.3 FRANCHISEE shall not offer any interest described above in Subsection 13.2 for sale or transfer at public or private auction or otherwise, nor publicly advertise (through newspapers or otherwise) an offer to sell, transfer or assign such an interest, without first offering to KFC the right to purchase such interest. Should FRANCHISEE desire to accept any bona fide offer to purchase or to sell or transfer such interest, written notice must be made to KFC with full information concerning the proposed assignee, price, contract and the other terms and conditions. KFC shall have the right and option exercisable within sixty (60) days from receipt of such information to notify FRANCHISEE whether KFC will consummate the purchase on the same or reasonably equivalent terms and conditions.

                  13.4 If KFC does not wish to purchase such interest, KFC may waive its right of consent. KFC's written consent to a transfer of any interest subject to the restrictions of this Article shall not constitute a waiver of any claims KFC may have against the FRANCHISEE, nor shall it be deemed a waiver of KFC's right to demand exact compliance with any of the terms of this Agreement by the assignee. In such event, FRANCHISEE must consummate the sale on the same terms within sixty (60) days or again be subject to KFC's right of first refusal.

                  13.5 Should FRANCHISEE desire to encumber an interest described above in Subsection 13.2, KFC reserves the right to ask the secured party to agree that in the event of default by FRANCHISEE, (i) KFC shall have the right and option to purchase its rights upon payment of all amounts then due and (ii) confirm it shall not operate the Outlet without KFC's consent.

                  13.6 FRANCHISEE understands that substantial irreparable injury might be caused to KFC by any violation of FRANCHISEE's commitments under this Article. Accordingly, FRANCHISEE recognizes and agrees that injunctive or other equitable or immediate relief in addition to monetary compensation may be appropriate. The parties acknowledge that the exact amount of KFC's actual damages would be extremely difficult to ascertain. FRANCHISEE agrees that if FRANCHISEE consummates any assignment in violation of KFC's right of first refusal, then FRANCHISEE shall pay to KFC an amount which represents a reasonable estimate of such actual damages. The parties confirm that the best estimate current value of the month franchise fees which would have been paid during the remainder of the Outlet Term or the Outlet Renewal Term represents a reasonable estimate of liquidated damages and not a penalty. In the event FRANCHISEE can establish and prove that KFC has suffered lesser damages than the aforesaid amount, then such lower sum shall be owed by FRANCHISEE.

                  13.7 If FRANCHISEE, or any successor in interest, is a partnership, joint venture, corporation, trust or other non-individual entity:

                           (a) Upon the execution of this Agreement and upon
each transfer of at least a ten percent (10%) beneficial ownership interest in this franchise or in FRANCHISEE, FRANCHISEE shall furnish KFC with a list of all shareholders or partners having at least a ten percent (10%) beneficial ownership interest in this franchise or in

FRANCHISEE, the percentage interest of each shareholder or partner, and a list of all officers and directors of FRANCHISEE substantially in form of Schedule A to Exhibit D attached hereto. All holders of at least a ten percent (10%) beneficial ownership interest in this franchise or in FRANCHISEE shall execute a written agreement in substantially the form of Exhibit D personally guaranteeing, jointly and severally with all other such holders, the full payment of all monies due and owing and performance of FRANCHISEE's other obligations, and all such holders shall undertake individually to be bound by this Agreement.

                           (b) Neither FRANCHISEE nor any person with a
beneficial interest in FRANCHISEE shall, directly or indirectly, publicly register, or make or cause to be made a public offering of, any securities or other interests in FRANCHISEE, this franchise or this Agreement, without KFC's prior written consent.

                  13.8 In the event of death or legal incapacity of an individual who is FRANCHISEE or of a principal partner or principal shareholder of an entity that is FRANCHISEE, the rights and obligations of such FRANCHISEE hereunder shall inure to the benefit of such of the executors, administrators, heirs, conservators or legatees of such FRANCHISEE (collectively the "Legatee") as shall (i) elect, in a written notice received by KFC within one hundred twenty (120) days after the date of death, or the judicial determination of legal incapacity, to perform all of the duties and obligations required to be performed, fulfilled and observed by the FRANCHISEE under this Agreement and
(ii) be determined by KFC in its sole reasonable discretion, to be able to perform such duties and obligations. In the event KFC determines that the Legatee is not capable of performing all of the duties and obligations required to be performed by the FRANCHISEE under this Agreement, the Legatee shall use its best efforts within the six (6) months from the date of written notice from KFC to sell its interest hereunder to a bona fide purchaser in accordance with and subject to all of the provisions hereof. If by the end of such six month period, the Legatee has not effectuated a transfer of such interest in a transaction which meets the requirements of this Agreement, KFC shall have the option to purchase the interests at a fair price failing agreement by the parties for market value to be established within sixty (60) days of Legatee's receipt of written notice from KFC from the average of the two closest values assigned by three appraisers, one appointed by KFC, one appointed by Legatee and one appointed by agreement of these two appraisers. Such acquisition shall be consummated within one hundred (12) days of Legatee's receipt of written notice and KFC shall have the right to appoint the management of such Business from Legatee's receipt of such notice.

         14. DEFAULT AND TERMINATION

                  14.1 This Agreement and all rights granted FRANCHISEE hereunder shall terminate without notice to FRANCHISEE unless KFC notifies FRANCHISEE to the contrary in writing promptly after it has actual knowledge of the relevant facts in the event that (i) FRANCHISEE becomes insolvent or is dissolved, (ii) a receiver or trustee for the business of FRANCHISEE is appointed, (iii) FRANCHISEE files a voluntary petition in bankruptcy or makes an assignment for the benefit of creditors, or
(iv) an involuntary petition in bankruptcy is filed by any other person against FRANCHISEE and is not dismissed within ten (10) days of filing. In addition, this Agreement shall terminate without notice if:

                           (a) FRANCHISEE contests in any court or proceeding
the validity of, or KFC's ownership of any of the Trademarks, trade secrets or proprietary aspects of the Kentucky Fried Chicken System.

                           (b) FRANCHISEE fails to fully correct or diligently
remedy any notice, or summons issued by any governmental authority regarding any matter involving safety, sanitation or health.

                           (c) An individual who is FRANCHISEE or a principal
partner or principal shareholder of an entity that is FRANCHISEE is convicted of felony, crime involving moral turpitude, or any other serious crime or offense which in KFC's reasonable judgment adversely affects or reflects upon the Approved Products, the Kentucky Fried Chicken System, the Trademarks, or the goodwill associated therewith or KFC's interest therein.

                  14.2 Upon written or telexed notice to FRANCHISEE, this Agreement and all rights granted KFC hereunder shall terminate on the cure or termination date specified in the notice without any further notice unless required by applicable law if any of the following events occur and are not cured or remedied as specified in the notice:

                           (a) FRANCHISEE breaches any term or condition of this
Agreement or any other agreement with KFC or its subsidiaries or affiliates.

                           (b) FRANCHISEE defaults under or fails to perform any
term or condition of the Lease, any other lease, mortgage, deed or trust or other agreement covering the Business or the Outlet.

                           (c) FRANCHISEE attempts any assignment or transfer of
the whole or any portion of any rights granted by this Agreement without KFC's consent.

                           (d) In the event of any sale, transfer, change of
beneficial ownership or other disposition of all or part of FRANCHISEE, or its shares, assets or otherwise which result directly or indirectly in a change of effective ownership or control of FRANCHISEE, the Outlet or the Business without KFC's consent.

                           (e) FRANCHISEE abandons, ceases to operate or
otherwise fails to conduct Business at the Outlet for a period of five (5) or more consecutive days, except for a reason expressly permitted by the terms of this Agreement or loses possession or the right of possession of all or a significant part of the Outlet through condemnation or force majeure casualty and the Outlet is not relocated or reopened as allowed by KFC on due consideration of the cause.

                           (f) If FRANCHISEE terminates his relationship.

                  14.3 In addition to and not in limitation of the foregoing, KFC may exercise its rights, following the occurrence of any of the events described in Subsection 14.1 and 14.2 above and upon written notice to FRANCHISEE, to:

                           (a) reduce any development or terminate any license
or option rights granted to FRANCHISEE in respect of other sites not yet under construction; and/or

                           (b) acquire the Business, or locate a purchaser to
acquire the Business of FRANCHISEE at a fair price, failing agreement by the parties, for market value, to be established within sixty (60) days of FRANCHISEE's receipt of written notice from KFC from the average of the two closest values assigned by three appraisers, one appointed by KFC, one appointed by FRANCHISEE and one appointed by agreement of these two appraisers. Such acquisition shall be consummated within one hundred twenty (120) days of FRANCHISEE's receipt of written notice and KFC shall have the right to appoint the management of such Business from FRANCHISEE's receipt of such notice.

         15. OBLIGATIONS ON TERMINATION OR EXPIRATION

                  15.1 Upon termination or expiration of this Agreement or the closing of the Outlet, FRANCHISEE as this term is defined for Articles 7 and 12 shall immediately discontinue the use of the Kentucky Fried Chicken System and the Trademarks and trade secrets. All rights or licenses granted herein with respect to the Trademarks shall revert to KFC. This shall include the removal from the Outlet of signs, menuboards, inserts thereto, points-of-sale material, red-and-white stripes and any characteristically designed roof, and changing the exterior and interior appearance so that the Outlet is no longer confusingly similar in KFC's judgment to a Kentucky Fried Chicken Outlet and no longer bears any Trademarks or trademarks in KFC's judgment that are similar thereto.

                  15.2 If the Outlet site is not owned by KFC, FRANCHISEE, shall immediately without limiting the generality of the foregoing, make the following alterations:

                           (a) Remove the Trademarks from all buildings, signs,
trade dress, fixtures and furnishings.

                           (b) Alter and paint all structures and other
improvements maintained to designs and colors which basically differ from KFC's authorized building design and colors and decor.

                           (c) On mansard roofs, remove the tower.

                           (d) On pagoda roofs, remove the entire pagoda.

                           (e) Paint roof other than red or terra cotta.

                           (f) Remove the birdcage and weather vane.

                           (g) Remove any exterior awnings and frames.

                           (h) Paint any red-and-white stripes a solid non-red
color.

                           (i) Remove the distinctive facia, lettering, signage,
carpeting and any other distinguishing features, including but not limited to any etched or decal images of Colonel Sanders or other Trademarks from windows, doors and other glass surfaces.

                           (j) Remove any window, door, table and counter signs,
panels, logos and menuboard inserts. Remove any banners, uniforms or emblems depicting or recalling the Approved Products or Trademarks.

                           (k) All COM's and all other confidential forms and
materials which contain KFC's trade secrets or recipes, methods of food preparation and management systems and procedures shall be removed and returned to KFC, leaving no copies.

                           (l) All television and radio commercials, newspaper
advertising mats and materials, point-of-sale material and all other advertising and promotional materials shall be returned to KFC or confirmation shall be made to KFC that such materials have been destroyed.

                           (m) All unopened Supplies which bear the Trademarks
or are unique to the Kentucky Fried Chicken System shall either be returned to the Supplier for credit or destroyed. Contents of all such Supplies which have been opened shall be destroyed. KFC shall have the right, however, to buy, at FRANCHISEE's cost, all quantities of KFC seasoning blends as well as other Supplies that FRANCHISEE may have in stock.

                  15.3 KFC shall have the right and the option, for a sixty (60) day period to purchase FRANCHISEE's equipment for cooking and processing under the Kentucky Fried Chicken System for an agreed amount which shall not be less than the book value less depreciation of such equipment or any portion thereof. Payments shall vest KFC with title thereto. If such equipment is subject to any lien or security interest, KFC may have the benefit of all of FRANCHISEE's credits for payment and deposit. In the event title to the equipment is transferred to a third party during the Outlet Term, FRANCHISEE shall agree that this provision shall apply and the third party shall grant the same repurchase option as granted herein.

                  15.4 If FRANCHISEE shall fail to make or cause to be made any such removal, alteration or repainting within thirty (30) days after written notice, KFC may enter the Outlet and site, without being deemed guilty of trespass or any other tort or civil wrong, and make or cause to be made such removal, alterations and repainting at the reasonable expense of FRANCHISEE, which expense the FRANCHISEE shall pay KFC upon demand.

                  15.5 FRANCHISEE shall not thereafter use any trademark, trade name, service mark, logo, insignia, slogan, emblem, symbol, design, package design, distinctive building design or other architectural feature or other identifying characteristic that is any way associated with KFC or similar to the Trademarks and those associated with KFC, or operate or do business under any name or in any manner that might tend to give the public the impression that FRANCHISEE is or was a licensee or franchisee of, or otherwise is or was associated with, KFC. KFC shall also have the option to cause FRANCHISEE to cease operation of the Business at any site.

                  15.6 KFC may retain all fees paid by FRANCHISEE pursuant to this Agreement. FRANCHISEE shall immediately pay any and all amounts owing to KFC and its subsidiaries and affiliates.

                  15.7 If this Agreement is terminated, pursuant to Article 14 or otherwise without KFC's consent, FRANCHISEE shall pay to KFC in a lump sum as liquidated damages and not as a penalty the amount of five percent (5%) of Revenues for the twelve (12) months immediately preceding termination of this Agreement. Such liquidated damages shall be in addition to, and not in lieu of, any other rights and remedies available to KFC. If the Outlet is closed for Business for a period totalling thirty (30) days without justification permitted under the Agreement or KFC's express written consent and the foregoing payment is not applied, KFC may require FRANCHISEE to pay a lump sum amount as liquidated damages, and not as a penalty, equal to two times the monthly franchise fees paid or due with respect to the Outlet for the twelve (12) months immediately preceding the closing. In the event of the Outlet was not open for business for a full twelve (12) month period during the prior calendar year, the total amount of liquidated damages due KFC shall be computed by determining the highest monthly franchise fees paid and multiplying such figure by twenty-four
(24).

                  15.8 FRANCHISEE shall execute all documents and perform all acts necessary to cause or enable KFC's representatives, agents or attorneys-in-fact to be irrevocably empowered to perform all or any of the above acts and duties, including, without limitation, a power of attorney in form and substance satisfactory to KFC.

         16. INSURANCE AND INDEMNIFICATION

                  16.1 FRANCHISEE shall procure before the commencement of construction of the Outlet and maintain in full force and effect during the Outlet Term, at its sole cost and expense, an insurance policy or policies protecting FRANCHISEE and KFC and their respective officers, directors and employees against any and all losses, liabilities, claims, costs and expenses from fire, personal injury, theft, death, property damage, or other damaging or injurious occurrence, arising out of or in connection with the condition, operation, use or occupancy of the Outlet and the Business. KFC shall be named as an additional insured in all such policies. Such policy or policies shall be written by a responsible insurance company or companies and shall be in such form and contain such limits of liability as shall be satisfactory to KFC. Such policy or policies shall include at least the following unless KFC specifically agrees to other limits for a specified country or jurisdiction:

         KIND OF INSURANCE                        MINIMUM LIMITS OF LIABILITY
         -----------------                        ---------------------------

         Workers' Compensation                    As required by law

         General Public Liability,                U.S.$1,000,000 each person
         including products and injury            U.S.$1,000,000 each occurrence

         Property Damage                          U.S.$1,000,000 aggregate

The insurance afforded by the aforementioned public liability policies shall not be limited in any way by reason of any insurance which may be maintained by KFC. KFC shall have the right to increase the minimum limits of liability on a biennial basis consistent with insurance policies then in effect for similar businesses.

                  16.2 FRANCHISEE shall insure the Outlet and other improvements, equipment, furnishings, and other fixtures and any additions thereto in accordance with standard fire and extended coverage insurance policies then in effect for similar businesses. FRANCHISEE shall, upon request, exhibit evidence of such insurance to KFC. If the Outlet or improvements, equipment, furnishings, fixtures or additions are damaged, the proceeds of any such insurance shall first be used to completely restore the Outlet, such improvements, equipment, furnishings, fixtures or additions to the condition of the Kentucky Fried Chicken System as described in the COM at that time. Within thirty (30) days after the execution of this Agreement, certificates of insurance showing compliance with the requirements of this Article 16 shall be furnished by FRANCHISEE to KFC for approval. Such certificates shall state that the policy or policies shall not be cancelled or altered without prior written notice to KFC of at least thirty (30) days. Maintenance of such insurance and the performance by FRANCHISEE of its obligations hereunder shall not relieve FRANCHISEE of liability or limit such liability under the indemnification provisions herein.

                  16.3 FRANCHISEE is an independent contractor and not an agent, legal representative, joint venturer, partner, employee or servant of KFC and is not empowered to act on KFC's behalf in any manner. FRANCHISEE agrees that the KFC is not in any way a fiduciary as regards FRANCHISEE.

                  16.4 FRANCHISEE shall indemnify KFC, its officers, directors, employees, agents, affiliates, successors and assigns, against (i) any and all claims, damages or liabilities based upon, arising out of, or in any way related to the operation or condition of any part of the Business and the Outlet, the conduct of business thereat, the ownership or possession of real or personal property, any negligence or act or omission by FRANCHISEE or any of its agents, contractors, servants, employees or licensees, and any obligation of FRANCHISEE incurred pursuant to any provision of this Agreement including, without limitation, the improper use of the Trademarks, and (ii) any and all fees (including reasonable attorneys' fees), costs and other expenses incurred by or on behalf of KFC in the investigation, defense or prosecution of any and all claims.

         17. NOTICES

                  17.1 All notices to KFC required by the terms of this Agreement shall be in writing and sent by registered air mail, addressed to Kentucky Fried Chicken International, Attention Vice President and General Counsel, at 1441 Gardiner Lane, Louisville, Kentucky 40213, United States of America (or at such other address as KFC shall designate in writing) or by telex to such address confirmed by registered air mail.

                  17.2 All notices to FRANCHISEE required by the terms of this Agreement shall be in writing and sent by registered air mail, addressed to FRANCHISEE at the address set forth above (or at such other address as FRANCHISEE shall designate in writing) or by telex to such address confirmed by registered air mail.

                  17.3 Any notice shall be deemed to have been given when deposited in the mail or, if by telex, when received.

                  17.4 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky, United States of America, and the parties hereto submit to the non-exclusive jurisdiction of State and Federal courts in Kentucky. Proceedings may be brought in the courts of any jurisdiction for the purpose of enforcing any award or order of any Kentucky court, or for the purpose of restraining actions or threatened actions which the Kentucky courts shall have ruled to constitute a breach of obligations hereunder.

         18. INTERPRETATION, EXECUTIONS AND WAIVERS

                  18.1 All terms and words used in this Agreement, regardless of the number and gender in which they are used, shall include singular or plural and any other gender as the context of this Agreement may require. Headings preceding the text, articles and paragraph numbering hereof have been inserted solely for convenience of reference and shall not be construed to affect the meaning, construction or effect of this Agreement.

                  18.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts together shall constitute but one and the same instrument.

                  18.3 This Agreement and appendices hereto express fully the understanding between the FRANCHISEE and KFC. This Agreement and appendices hereto may be modified only in writing signed by both the FRANCHISEE and KFC.

                  18.4 The failure of KFC to enforce at any time or for any period of time any one or more of the terms and conditions of this Agreement, shall not be a waiver of such terms and conditions or of the KFC's right thereafter to enforce each and every term and condition of this Agreement.

                  18.5 Nothing in this Agreement shall bar KFC's right to obtain injunctive relief under applicable law. All remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

                  18.6 The parties agree that the terms of this Agreement are confidential in nature and should not be disclosed to any third party without the prior written consent of the other party hereto.

         19. ENFORCEABILITY

                  19.1 If this Agreement is declared to be invalid or unenforceable for any reason, in whole or in part, then KFC shall have the option, upon three (3) month's notice to FRANCHISEE, of terminating the Agreement and the rights and obligations hereunder (including any other rights of FRANCHISEE), except for such rights and obligations which are specified to survive any termination of this Agreement.

                  19.2 In the event of any such declaration, FRANCHISEE's obligations for payment of any amounts pursuant to this Agreement shall be discharged only by payment in full of all such amounts to KFC as provided herein.

         20. WRITTEN APPROVALS AND NO WARRANTIES

                  20.1 Whenever this Agreement requires KFC's prior approval or consent, FRANCHISEE shall make a timely written request therefor, and such approval if granted shall be given by KFC in writing. KFC makes no warranties, representations, or guarantees upon which FRANCHISEE may rely, and assumes no liability or obligation to FRANCHISEE, by providing any waiver, approval, consent or suggestion to FRANCHISEE in connection with this Agreement, or by reason of any neglect, delay or denial or any request therefor.

                  20.2 KFC makes no representations or warranties concerning any studies, reports or conclusions, financial, economic or otherwise, which may have been prepared in connection with any aspect of negotiation leading to this Agreement, this Agreement or any license contemplated by this Agreement.

         21. SURVIVAL OF TERMS AND CONDITIONS

         The rights and obligations contained in the following provisions of this Agreement shall survive the expiration or termination of this Agreement:
Articles 5, 7, 9, 10, 11, 12, 13, 14, 15, 16 and 17.

         FRANCHISEE REPRESENTS THAT IT HAS REVIEWED THIS AGREEMENT CAREFULLY WITH THE ASSISTANCE OF LEGAL COUNSEL AND THAT IT UNDERSTANDS THE CONTENTS HEREOF.

         IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto set their hands and seals as of the day and year first above written.

                                            KFC
                                            KENTUCKY FRIED CHICKEN INTERNATIONAL
                                            HOLDINGS, INC.

ATTEST:

/S/ JAIME CAREY                             By: /S/ DONN M. MASATO
--------------------------                      --------------------------------
                                            Title: Vice President Finance & CEO

                                            FRANCHISEE

                                            /S/ RICARDO VILENSKY
                                            ------------------------------------
/S/ JAIME CAREY                             Title: President
--------------------------

                             KENTUCKY FRIED CHICKEN
                        INTERNATIONAL FRANCHISE AGREEMENT

                                    EXHIBIT D

                      AGREEMENT OF SHAREHOLDERS OR PARTNERS

         WHEREAS, Kentucky Fried Chicken International Holdings, Inc. ("KFC"), a Delaware, U.S.A. corporation, has granted and entered into a Kentucky Fried Chicken International Franchise Agreement ("Agreement") with Alimentos Merced S.A. ("FRANCHISEE"), a company incorporated in Chile with its principal place of business at Huerfanos 725, Fifth Floor, Santiago, Chile; and

         WHEREAS, the undersigned are all the shareholders and/or partners holding at least a ten percent (10%) beneficial interest in this franchise or in FRANCHISEE (the "Holders") and

         WHEREAS, KFC has placed great reliance upon the ability of the undersigned in the granting and entering into the Agreement with FRANCHISEE.

         NOW, THEREFORE, in consideration of KFC granting and entering into the Agreement with FRANCHISEE to operate a Kentucky Fried Chicken Outlet and pursuant to Article 13 of said Agreement, the undersigned, being all the Holders as more fully described in Schedule A attached hereto and incorporated herein by reference, agree as follows intending to be legally bound hereby:

         1. Except as may be permitted under Article 13 of the Agreement, neither FRANCHISEE nor any person with an interest in FRANCHISEE without KFC's prior written consent, shall directly or indirectly, issue, sell, assign, transfer, convey, give away, pledge, mortgage, or otherwise encumber any direct or indirect interest in this franchise; any beneficial interest in FRANCHISEE; if FRANCHISEE is a partnership, joint venture, or privately held corporation; or any direct or indirect interest which, together with other related previous, simultaneous, or proposed transfers, constitutes a transfer of control of FRANCHISEE.

         2. FRANCHISEE, if it is a corporation, shall maintain stock transfer instructions against the transfer on its records of any securities with the voting rights subject to the restrictions of Article 13 of the Agreement and shall issue no such securities unless upon the fact of which the following printed legend legibly and conspicuously appears:

"The transfer of this stock is subject to the terms and conditions of one or more Kentucky Fried Chicken International Franchise Agreements with KFC. Reference is made to said

Franchise Agreement(s) and to the restrictive provisions of the Articles and By-laws of this corporation".

         3. KFC may transact all business between it and FRANCHISEE by communicating with and accepting communications from, or otherwise conducting the usual affairs of the franchise relationship with Mark and Lorna Myers (hereinafter "Designated Control Person"). The Designated Control Person who should be responsible for the control and operation of the Kentucky Fried Chicken Outlet is duly authorized and empowered by the Holders to act on their behalf as their designated representative and agent with respect to the Agreement and the franchise relationship.

         4. Upon the execution of this Agreement and upon each transfer of an interest in this franchise, or FRANCHISEE, all Holders, as appear on Schedule A, hereby personally guarantee, jointly and severally, the full payment of all monies owing and performance of FRANCHISEE's other obligations to KFC.

         5. Upon the execution of this Agreement and upon each transfer of an interest in this franchise or FRANCHISEE, all Holders as appear on Schedule A, hereby individually undertake to be bound by all the terms of the Agreement as if named as Franchisee therein.

         WITNESS our signatures this 1st day of January, 1994.

WITNESS:

By /s/ Ricardo Vilensky               Inversiones e Inmobiliaria Kyoto S.A.
-----------------------               Individually and as Shareholder or Partner

WITNESS:

By /s/ Eduardo Vilensky               Inversiones y Rentas Quebrada Honda S.A.
-----------------------               Individually and as Shareholder or Partner

              Shareholders of Inversiones e Inmobiliaria Kyoto S.A.

WITNESS:

By /s/ Jessica Walder                 Jessica Walder Celedon 33%
---------------------                 Individually and as Shareholder or Partner

WITNESS:

By /s/ Ricardo Vilensky               Ricardo Vilensky Cohen 67%
-----------------------               Individually and as Shareholder or Partner

            Shareholders of Inversiones y Rentas Quebrada Honda S.A.

WITNESS:

By /s/ Vivian Rosenberg               Vivian Rosenberg Albagli 30%
-----------------------               Individually and as Shareholder or Partner

WITNESS:

By /s/ Eduardo Vilensky               Eduardo Vilensky Cohen 70%
-----------------------               Individually and as Shareholder or Partner

                        INTERNATIONAL FRANCHISE AGREEMENT

                                    EXHIBIT A

                            BASIC OUTLET INFORMATION

6. "Outlet":

The Kentucky Fried Chicken Outlet shall consist of the premises, and all structures, appurtenances, fixtures, equipment, facilities and entry, exit parking and other areas now or at any time located on the real property the dimensions and layout of which have previously been submitted to KFC.

7. Outlet Location and Address:

         1.       Alameda Bernardo O'Higgins 40 Local 3
         2.       Locales 32 y 24 Centro Comercial Las Palmas, Maipu
         3.       Vitacura 6309 at 6383
         4.       Cristobal Colon 7459 y 7469 Tomas Moro 1005
         5.       Avenida Once de Septiembre 2234, Local 101

The complete and official address and location of the Outlet for identification and mailing purposes is as follows:

3.       Summary of Some Basic Terms and Fees Specifically Detailed in the
         Agreement:

3.1      Outlet Term: 10 years Commencement              Date:  January 1, 1994

3.2      Monthly Franchise Fee:  5% of Revenues.

3.3      Monthly Advertising Participation:  5% of Revenues.

3.4      Franchise Fee (none) to be paid upon execution of the Agreement.

                             KENTUCKY FRIED CHICKEN
                        INTERNATIONAL FRANCHISE AGREEMENT

                                    EXHIBIT B

                                APPROVED PRODUCTS

The Approved Products authorized for sale at the Outlet include the following:

                                                           OPTIONALLY AUTHORIZED
                 REQUIRED PRODUCTS                               PRODUCTS
                 -----------------                               --------

ENTREES:

         -    Original Recipe Chicken            -   Hot and Spicy Chicken
                                                 -   Extra Tasty Crispy Chicken
                                                 -   Chicken Sandwiches
                                                     (to be further identified)

SIDE ITEMS/SNACKABLES:

         -    Colonel's Coleslaw                 -   Kentucky Nuggets and Sauces
         -    French Fries                       -   Hot Wings
                                                 -   Other Sides
                                                     (to be further identified)

BREAD:

         -    Biscuits

DRINKS:

         -    Pepsi Beverages                    -   Coffee, Tea
                                                 -   Milk Shakes

DESSERTS:                                        -   Pies
                                                 -   Ice Cream
                                                 -   Yogurt

REQUIRED PRODUCTS must be offered for sale at the Kentucky Fried Chicken Outlet. KFC, in its discretion, may designate new Required Products and specifications therefor or may withdraw products from such status. FRANCHISEE shall have ninety
(90) days from KFC's issuance of a written notice in which to comply with such requirements.

OPTIONALLY AUTHORIZED PRODUCTS may be offered for sale at the Outlet at the option of FRANCHISEE, subject to prior submission and specific acceptance by KFC. KFC may withdraw authorization for Optionally Authorized Products if it determines such action to be in the best interest of the Kentucky Fried Chicken System.

                             KENTUCKY FRIED CHICKEN
                        INTERNATIONAL FRANCHISE AGREEMENT

                                    EXHIBIT C

                             TRADEMARK REGISTRATIONS

TRADEMARK                       REG./APP. NO.                  REG./APP. DATE
---------                       -------------                  --------------

                                 Local Agent:     Estudio Arturo Alesandri
CHILE                                             Amunategui 277 _________(?)
                                                  Santiago, Chile
                                                  Telephone:   011-56-2-696-5185
                                                  Telefax:  011-56-2-726-263
                                                  Cable:  VALEGUI
                                                  Attn:  Rsul Toro

-----------------------------------------------------------------------------------------------------------------
                                                                 REGISTRATION     REGISTRATION         RENEWAL
              MARK                                 CLASS            NUMBER            DATE              DATE
-----------------------------------------------------------------------------------------------------------------
COL. SANDERS' RECIPE
KENTUCKY FRIED CHICKEN                         29                    220,799        11/25/69         03/30/99

COL. SANDERS RECIPE                            (Commercial           333,857        06/16/78         08/15/98
KENTUCKY FRIED CHICKEN                         Name)                (215,567)

"IT'S FINGER LICKIN GOOD"                      (Commercial           219,315        01/10/79         01/10/89
                                               Name)

COL. SANDERS' RECIPE                           (Commercial           349,225        07/25/79         11/22/99
KENTUCKY FRIED CHICKEN                         Name)                (222,986)

Design of Colonel Sanders' Head                (Commercial           349,494        09/12/79         11/30/99
                                               Name)                (224,371)

Design of Colonel Sanders' Head                29.31                 351,152        10/10/79         01/17/00
                                                                    (224,896)

KENTUCKY FRIED CHICKEN                         (Commercial           351,826        10/30/79         02/07/00
                                               Name)                (225,503)

KENTUCKY FRIED CHICKEN                         (Commercial           351,826        10/30/79         02/07/00
                                               Name)                (225,503)

KENTUCKY FRIED CHICKEN                         30                    268,432        10/14/82         10/14/92

KENTUCKY FRIED CHICKEN                         29                    265,195        08/02/82         08/02/92

ES PARA CHUPARSE LOS DEDOS                     16                    375,275        04/02/92         02/25/01

ES PARA CHUPARSE LOS DEDOS                     29                    375,276        04/02/92         09/25/01

"IT'S FINGER LICKIN GOOD"                      16                     3/5/77        04/02/92         09/25/01

EL SABOR DE LOG BURNO                          16                    375,273        04/02/97         09/25/01
(Commercial Slogan)

EL SABOR DE LOG BURNO                          29                    375,274        04/02/92         09/25/01
(Commercial Slogan)

-----------------------------------------------------------------------------------------------------------------
                                                                 REGISTRATION     REGISTRATION         RENEWAL
              MARK                                 CLASS            NUMBER            DATE              DATE
-----------------------------------------------------------------------------------------------------------------
KENTUCKY FRIED CHICKEN                         42                    373,224        08/23/91         08/23/01
IT'S FINGER LICKIN GOOD

*KENTUCKY                                      42                    338,327        01/03/89         01/03/99

COLONEL SANDERS' RECIPE                        42                    351,177        01/17/90         01/17/00

Colonel's Mug                                  42                    351,374        01/21/90         01/24/00

KENTUCKY FRIED CHICKEN                         42                    373,223        08/23/91         08/23/01

PENDING APPLICATIONS

-----------------------------------------------------------------------------------------------------------------
                                                                    SERIAL            DATE
              MARK                                 CLASS            NUMBER            FILED
-----------------------------------------------------------------------------------------------------------------
KENTUCKY NUGGETS                                                    188,399         09/26/91

CHICKEN LITTLES                                    29.30            196,968         12/30/91

KFC                                                29.30            210,186         06/04/92

KFC                                                 42              210,187         06/04/92

KFC Logo                                           29.30            210,188         06/04/92

KFC Logo                                            42              210,189         06/04/92

ZINGER                                              29              214,355         07/16/92

ZINGER                                              30              214,355         07/16/92



Title in name of Kentucky Fried Chicken International Holdings, Inc.

___________________

*Purchased in 1989 from Lois V__________ Calderon.

                                   A N E X O A
                                   -----------

                               - Kentucky Nuggets

                               - Colonel's Fillet

                               - Hot Wings

                               - Colonel's Burger

                             KENTUCKY FRIED CHICKEN
                        INTERNATIONAL FRANCHISE AGREEMENT

                                  SCHEDULE A TO
                                    EXHIBIT D

                  CERTIFICATE LISTING SHAREHOLDERS OR PARTNERS

         I, an authorized officer/partner of FRANCHISEE, hereby certify that the following information is true and correct and represents all the shareholders or partners having at least a 10% beneficial ownership interest in this franchise or in FRANCHISEE:

NAME/ADDRESS                                                           INTEREST

Inversiones e Inmobiliaria Kyoto S.A.                                  65%

Inversiones y Rentas Quebrada Honda S.A.                               35%

--------------------                                                   ----

--------------------                                                   ----

--------------------                                                   ----

--------------------                                                   ----

--------------------                                                   ----

--------------------                                                   ----

--------------------                                                   ----

         DATED as of the 1st day of January, 1994.

ATTEST/WITNESS:

By                                                   /s/ Ricardo Vilensky
  ------------------------                           --------------------
                                                     Authorized Officer
                                                     "FRANCHISEE"
                                                     (CORPORATE SEAL)

                          ANNEX WITH SPECIAL CONDITIONS

              TO FRANCHISE AGREEMENT BETWEEN KENTUCKY FRIED CHICKEN

             INTERNATIONAL HOLDINGS, INC. AND ALIMENTOS MERCED S.A.

                              DATED JANUARY 1, 1993

--------------------------------------------------------------------------------

         Kentucky Fried Chicken International Holdings, Inc. ("KFC") and Alimentos Merced S.A. ("Franchisee") have executed with even date a Franchise Agreement ("Agreement") relative to KFC's franchise operations in Chile. KFC and Franchisee agree that the terms and conditions of the Agreement shall control except as amended herein. All capitalized terms herein shall have the same meaning as those contained in the Agreement.

         1. KFC will award Franchisee the franchise rights to operate and develop KFC restaurants at distinct addresses in specific markets in Chile in accordance with a detailed development agreement, a draft of which has been included in Addendum 1 which will be finalized within the next 30 days. Franchisee will have the right of first refusal to develop Chile, beyond the specific restaurants identified in the development agreement as detailed in Annex 1.

         2. Each restaurant that Franchisee acquires from Smart Investments S.A. or for any other KFC restaurant will have a term of 10(10) years with a conditional option to renew for another 10 (ten) year term, however, after the first 10 (ten) years, Franchisee will pay a renewal fee of US$3,000 (Three Thousand Dollars) per restaurant that is operating.

         All restaurants currently operating under the name of Chicken Inn will be incorporated into KFC franchise system and will pay a renewal fee of US$3,000 (Three Thousand Dollars) at the end of the first 10 (ten) year period.

         All restaurants subject to the franchise system will pay a monthly royalty fee of five percent (5%) on gross sales excluding IVA.

         There will be no initial franchise fee for the 9 (nine) existing Chicken Inn restaurants, nor for the future restaurants numbered 10, 11, 12, 13, 14 and 15 as long as said restaurants are opened no later than June 30, 1995, except in the case of Concepcion in a future mall (contracts already signed) which will be extended until December 31,1995. Any restaurants opened after June 30, 1995 would be at the standard initial fee, which is currently Twenty-Five Thousand Dollars (US$25,000).

         With regard to the restaurants that Franchisee currently operates under the name Chicken Inn, the parties agree that Franchisee will transform such restaurants to KFC, as soon as possible, but no later than 18 (eighteen) months as of this date, provided that (a) KFC will endeavor to modify its chicken on the bode specifications relating to bird color (cold scald), weight, cut and any other specifications with the objective of achieving a raw material cost similar to that of Chicken Inn and still maintaining the quality of the product, as determined by KFC, within 90 days as of this date; and (b) that KFC and Franchisee will invest up to US$1,000,000 (one million dollars) in the proportion of 75% and 25% respectively to convert and equip the 9 (nine) Chicken Inn restaurants in accordance with the recommendations as set forth by KFC.

         If KFC is not able to modify the specifications of the chicken on the bone pursuant to (a) above within such 90 day period, Franchisee's obligation to convert such 9 Chicken Inn restaurants to KFC shall be extended by an amount equal to the delay beyond the 90 days.

         In the event KFC and Franchisee determine that the conversion costs exceed US$1,000,000, such excess shall be paid by both parties in the same proportions indicated in (b) above.

         The parties further agree to utilize KFC's current nugget specifications with the Original Recipe breading and the Chicken Inn's sandwich (hamburger) pattie specifications with the Original Recipe breading.

         Upon completion of each renovation for conversion of Chicken Inn restaurants, Franchisee shall pay a monthly royalty fee of 5% (five percent) of gross sales excluding IVA, as long as they are operating as traditional restaurants.

         The exact transformation date shall be mutually agreed.

         The initial fee in accordance with the agreement for all new restaurants other than the 15 (fifteen) noted above shall be determined considering the type of outlet in accordance to the terms described in Annex 2.

         3. The parties agree to negotiate within the following 90 days a joint venture. If a joint venture agreement is reached, the operating losses of the 5
(five) restaurants taken over from Smart Investments S.A. and the investments made by Franchisee in the conversion will be considered as part of its contribution.

         4. The owners of Franchisee will be allowed to sell up to 49% of their interest in Franchisee, subject to the conditions mentioned below.

         If the owners of Franchisee have a prospective buyer for part of their shares of Franchisee, they must communicate such circumstance in writing to KFC with the identification and background of the prospective buyer. KFC shall have a period of 20 (Twenty) days to consent to the sale. The consent may only be denied based if the prospective buyer is insolvent, commercially inadequate (that is who registers protests of checks or drafts), morally unacceptable (that its, amongst others, that has been convicted of criminal or civil wrongdoings) or has interests in companies or entities that directly compete with KFC in the sale of chickens or other fast food companies, such as to McDonalds or Burger King. The prospective buyer may be an individual or company, provided that in the case of a company it is not publicly traded.

         If, after the first 2 (two) years as of this date, the owners of Franchisee have not sold up to 49% of their shares of Franchisee, KFC shall have the right of first refusal to purchase any shares such owners wish to sell, at a price equal to other purchase offers they may receive. For these purposes Franchisee's owners shall notify KFC in writing of any such offers identifying the prospective buyers and their detailed offers, and KFC shall have a period of 30 (thirty) days to exercise its right to match such offer and a period of 60 (sixty) days to consummate the purchase.

         Within the minimum of 51% that the present owners of Franchisee may not sell, this percentage may be transferred to direct family or persons legally associated with the company.

         Notwithstanding the foregoing, any sale of shares may not mean that the present owners, their direct family or legally associated persons lose control or the majority voting rights in the management of Franchisee.

         Additionally Franchisee's shares may not be sold in public offerings or in the stock market.

         5. Franchisee agrees to obtain a verbal quote from his current soft drink supplier of Chicken Inn on their pricing and incentive structure, which he will then present verbally to Pepsi-Cola's local bottler. Such terms and conditions will be consigned in writing by Pepsi-Cola and sent to Franchisee for his confirmation signature. Pepsi-Cola's local bottler shall have the responsibility of presenting their proposal to Franchisee in a meeting to be held no later than 15 (fifteen) days after Franchisee's confirmation signature. In the event that Pepsi-Cola's local bottler is able to meet or exceed the conditions of the other soft drink supplier as confirmed by Franchisee, Franchisee will convert to Pepsi-Cola for all restaurants under the KFC Franchise Agreement and the Chicken Inn restaurants upon conversion to KFC or earlier at the option of Franchisee, otherwise Franchisee will continue with his current Chicken Inn soft drink supplier. Notwithstanding the above, upon approval from Pepsi-Cola's local bottler, the foregoing procedure may be changed for a competitive bidding process.

         6. Franchisee agrees to a competitive bidding process for the advertising agency to include the KFC agency of record (Young & Rubican) and others at the choice of Franchisee. This bidding process will require each agency to prepare and submit for review a detailed proposal of the marketing plan for 1994 with details regarding media, print, etc. as well as support and cost structure. Following review of these bids with KFC management, Franchisee will award the advertising business to the company offering the best overall proposal.

         7. Franchisee will have the right to sell all KFC approved products and develop all currently approved facility types, except for those related to the sale of frozen chicken products.

         8. KFC agrees to provide Franchisee operative training at the request of Franchisee or upon mutual agreement; or KFC will provide training of individuals to be specified by Franchisee in KFC's training facilities in Sao Paulo, Brazil. In the event that the training takes place outside of Chile, all associated out of pocket costs are for the account of Franchisee whereas KFC will assume responsibility for all training costs. The cost of transportation and all associated out of pocket expenses of KFC personnel sent to Chile will be the responsibility of KFC.

         9. KFC agrees to work together with Franchisee and designated manufacturers in reducing the cost of equipment and machinery and other materials related to the construction, equipment and machinery of new facilities in an effort to eliminate to the extent possible the need for imported products instead of those locally produced in the least possible time.

         10. Franchisee agrees not to invest or participate in any chicken or mexican fast food concepts directly competitive to Pepsico's restaurant businesses at any time in the future.

         11. KFC may assign all its rights and obligations under the Agreement to PepsiCo Inc. affiliates in Chile or abroad by means of a simple written notice to Franchisee. If the assignment is made to a Chilean company, payment of all fees will be made in pesos at the exchange rate indicated in No. 6 of Chapter I of Title I of the Compendium of Foreign Exchange Regulations of Banco Central de Chile, except for fees based on percentages of sales which will be made directly in pesos without any exchange conversion. Additionally, such local payments will not be subject to any withholding taxes, but they will be subject to VAT tax. Any payments made to non-Chilean companies will be free and clear of any of Franchisee's taxes, notwithstanding that taxes that must be withheld by Franchisee on account of KFC shall be deducted from the gross payments and paid to the local authorities with the obligation of Franchisee of providing KFC with the corresponding tax receipts.

         12. Section 5.2 of the Agreement shall not be applicable to existing lease agreements of Franchisee, notwithstanding that upon the renewal of such lease agreements Franchisee shall make its best efforts to obtain from lessors the conditions mentioned therein.

         13. Franchisee shall have a 5 (five) day grace period to make any payments under the Agreement, notwithstanding that any payments made past the grace period will accrue interest as of the maximum original payment date under the Agreement.

         14. Franchisee is hereby authorized to constitute pledges on equipment, installations or machinery in favor of lenders to guarantee loans in the ordinary course of the KFC operations with respect to assets it purchased from Smart Investments S.A. as well as the other assets it may already have encumbered.

         15. The minimum for general liability insurance is reduced to US$250,000 per person and per occurrence and property damage is reduced to the replacement value of the property. Kentucky Fried Chicken International Holdings, Inc.

By: /s/ Donn M. Mesato                                        Dated: 1/4/94
----------------------


Alimentos Merced S.A.

By: /s/ Ricardo Vilensky                                      Dated: 1/4/94
------------------------

                                     Annex I

                                "Tentative Draft"

Development Agreement:

Development Period:  January 1, 1994 - December 31, 1997


The following schedules pertain to additional restaurants in addition to the existing 5 KFC restaurants and the 9 Chicken Inn restaurants and the specific cities for development:

OUTLET NUMBER                                        OUTLET OPENING DATE
-------------                                        -------------------
         1                                                      1994
         2                                                      1994
         3                                                      1995
         4                                                      1995
         5                                                      1995
         6                                                      1996
         7                                                      1996
         8                                                      1997
         9                                                      1997
         10                                                     1997

This annex may be subject to future amendments.

CITY                                                 OUTLET NUMBERS
----                                                 --------------
Santiago                                                      5
Vina del Mar                                                  1
Valparaiso                                                    1
Concepcion                                                    1
La Serena                                                     1
Rancagua                                                      1

This annex may be subject to future amendments.

                                     Annex 2

TRADITIONAL RESTAURANTS

Traditional Units typically involve the following permanent facility types:

-  Freestanding Buildings:

   - With or without drive-thru
   - With or without seating
   - With or without delivery

-  In-Line Units:
   - Restaurants
   - Take-out
   - With or without delivery

-  2-1 or all-in-one units where KFC is investing in and operating the unit.


-  Malls or food courts

NON-TRADITIONAL RESTAURANTS

Non-traditional Restaurants generally encompass all other facility types and locations and typically involve relocatable structures such as kiosks, carts, mobile units, and merchandisers. Typical locations for non-traditional units would be:

                  -   Airports, Schools, Universities

                  - Office or factory canteen/cafeterias, Hospitals, Prisons

                  - Retail outlets (e.g., supermarkets, convenience stores, gas stations)

                     AMENDMENT TO THE KENTUCKY FRIED CHICKEN

                        INTERNATIONAL FRANCHISE AGREEMENT


         This Agreement entered into this 15th day of April 1996, by and among Kentucky Fried Chicken International Holdings, Inc., a Delaware corporation with offices at 1105 North Market Street ("KFCIH"), Kentucky Foods Chile S.A. (formerly known as Alimentos Merced S.A.), a Chilean corporation with its principal place of business at Calle Huerfanos 725.5O piso, Santiago, Chile ("Kentucky"), Ricardo Pedro Vilensky Cohen, a Chilean citizen, married, businessman, holder of identification card number 6,370,999-9 and Eduardo Gregorio Vilensky Cohen, a Chilean citizen, married businessman, holder of identification card number 7,040,129-0 ("Vilensky").

                              W I T N E S S E T H:

         WHEREAS, KFCIH and Kentucky entered into a Kentucky Fried Chicken International Franchise Agreement ("Agreement") on January 1, 1994, by means of which KFCIH granted Kentucky the rights to use the trademarks of KFC and to KFC products in accordance with said Agreement;

         WHEREAS, in the Agreement the parties agreed, among other things, that in order for Kentucky to convert the nine (9) stores at that time existing in Chile, under the trademark Chicken Inn, KFCIH would pay 75% (seventy-five percent) of the cost of the equipment and conversion of the nine (9) mentioned stores to KFC restaurants and Kentucky would pay the remaining 25% (twenty-five percent);

         WHEREAS, up to this date only seven (7) of the Nine (9) Chicken Inn stores indicated in the Agreement have been converted, remaining to be converted are the stores located at calle Estado nO 129 and calle Ahumada nO 178, both located in the City Santiago;

         WHEREAS, with the objective to clarify in a definitive manner the amount that shall be paid to Kentucky to take into effect the conversion and to equip the two (2) remaining Chicken Inn stores;

         The parties do hereby agree as follows:

                                    ARTICLE I

         A. KFCIH agrees to pay to Kentucky the equivalent sum of Four Hundred Ninety-Five Thousand United States Dollars (US$495,000) in Chilean pesos ("Payment") by April 15, 1996 to assist Kentucky in the conversion of the Ahumada and Estada sites into KFC restaurants. KFCIH shall have a ten (10) day grace period to make the payment. Thereafter, KFCIH will be charged interest at an annual rate of seven (7%) percent until the Payment is made.

         B. In consideration of the Payment Kentucky agrees to immediately upon receipt of the Payment proceed with the conversion of the Ahumada and Estada sites into KFC restaurants. The conversion of the Ahumada site must be completed by July 30, 1996 and the conversion of the Estada site by October 30, 1996. Notwithstanding the above Kentucky will have a grace period to complete the conversion equal to the number of days KFCIH delays in making the payment due April 15, 1996. In no event shall the grace period be more than ten (10) days.

         C. KFCIH further agrees to the following:

                  1. to waive the initial fee of Ten Thousand United States Dollars (US$10,000) for the Puerto Monte restaurant unit;

                  2. to waive the initial fee of Twenty-Five Thousand United States Dollars (US$25,000) for the Galeria restaurant unit or substitute restaurant unit approved by KFCIH provided the unit is opened in calendar year 1996;

                  3. to waive the initial fees of Twenty Five Thousand United States Dollars (US$25,000) per unit for two additional restaurant units not contemplated in items C(1) and (2) provided Kentucky completes the conversion of the Ahumada and Estada sites on time, and the two additional units are open before December 31, 1997.

                                   ARTICLE II

         A. Kentucky agrees to build the Ahumada and Estado KFC restaurant units according to the KFC Standards, as defined in the Agreement entered into between KFCIH and Kentucky on January 1, 1994.

         B. Kentucky and its partners further agree not to invest or participate in any chicken or Mexican fast food concepts competitive to PepsiCo's restaurant businesses at any time in the future, while the Agreement dated January 1, 1994 is in full force and effect and any non-compete covenants which survive the expiration of termination of the January 1, 1994 Agreement.

         C. Kentucky hereby grants to KFCIH and KFCIH hereby grants to Kentucky full general and irrevocable release with respect to the conversion of the first seven Chicken Inn stores and Kentucky acknowledges that no further money is due by KFCIH to the conversion of the mentioned stores. Any further expenses related to the conversion of such stores will be borne exclusively by Kentucky.

         D. This Amendment expresses fully the understanding among the parties hereto and may be modified only in writing signed all parties hereto.

         E. This Amendment after being duly executed and ratified by the parties hereto will become part of the Kentucky Fried Chicken International Franchise Agreement entered into between KFCIH and MERCED on January 1, 1994 and supersedes any and all other oral or written agreements between the parties hereto with respect to the conversions of the Chicken Inn stores.

         Having so agreed, the parties execute this instrument in two (2) counterparts, all of equal purport and for a sole effect, before the two (2) undersigned witnesses.

                                                 KENTUCKY FRIED CHICKEN
                                                 INTERNATIONAL HOLDINGS, INC.



                                                 By: /s/ William Simmons
                                                 -----------------------

                                                 KENTUCKY FOODS CHILE, S.A.



                                                 By:____________________________

                                                 /s/ Ricardo Vilensky
                                                 -------------------------------
                                                 RICARDO PEDRO VILENSKY COHEN


                                                 /s/ Eduardo Vilensky
                                                 -------------------------------
                                                 EDUARDO GREGORIO VILENSKY COHEN

Witnesses:



_________________________________

_________________________________

                     AMENDMENT TO THE KENTUCKY FRIED CHICKEN

                        INTERNATIONAL FRANCHISE AGREEMENT

         This Agreement entered into this 23rd day of April 1996, by and among Kentucky Fried Chicken International Holdings, Inc., a Delaware corporation with offices at 1105 North Market Street ("KFCIH"), Kentucky Foods Chile S.A. (formerly known as Alimentos Merced S.A.), a Chilean corporation with its principal place of business at Calle Huerfanos 725.5O piso, Santiago, Chile ("Kentucky"), Ricardo Pedro Vilensky Cohen, a Chilean citizen, married, businessman, holder of identification card number 6,370,999-9 and Eduardo Gregorio Vilensky Cohen, a Chilean citizen, married businessman, holder of identification card number 7,040,129-0 ("Vilensky").

                              W I T N E S S E T H:

         WHEREAS, KFCIH and Kentucky entered into an Amendment to Kentucky Fried Chicken International Franchise Agreement ("Agreement") on April 15, 1996, by means of which KFCIH granted Kentucky agreed to terms for the conversion and to equip Kentucky's two remaining Chicken Inn Stores to KFC restaurants;

         WHEREAS, KFCIH and Kentucky desire to amend the April 15, 1996 agreement;

         The parties do hereby agree as follows:

         A. The parties agree that Article 1(A) will be amended to read as follows:

         "KFCIH agrees to pay to Kentucky the equivalent sum of Five Hundred Eighty Two Thousand Three Hundred Fifty United States Dollars (US$582,350) ("Payment") by April 26, 1996 to assist Kentucky in the conversion of the Ahumada and Estada sites into KFC restaurants. KFCIH shall have a ten (10) day grace period to make the payment. Thereafter, KFCIH will be charged interest at an annual rate of seven (7%) percent until the Payment is made."

         B. The remainder of the April 15, 1996 Amendment shall remain unchanged and is incorporated herein by reference.

         Having so agreed, the parties execute this instrument in two (2) counterparts, all of equal purport and for a sole effect, before the two (2) undersigned witnesses.

                                             KENTUCKY FRIED CHICKEN
                                             INTERNATIONAL HOLDINGS, INC.

                                             By:________________________________

                                              KENTUCKY FOODS CHILE, S.A.



                                              By: /S/ DONN MULLIGAN
                                                  ------------------------------


                                              /S/ RICARDO VILENSKY
                                              ----------------------------------
                                              RICARDO PEDRO VILENSKY COHEN

                                              /S/ EDUARDO VILENSKY
                                              ----------------------------------
                                              EDUARDO GREGORIO VILENSKY COHEN

Witnesses:



_________________________________

_________________________________

TRICON
Restaurant International




Mr. Ricardo Vilensky
KFC Chile
Santiago, Chile

October 10, 1997

Dear Ricardo,

This letter recaps the agreements reached between Kentucky Fried Chicken International Holdings, Inc. ("KFCIH") or Tricon Global Restaurants ("Tricon") and Kentucky Foods Chile ("KFC") on key discussion points in our September 16 meeting and subsequent phone conversations. These terms supersede any previous agreements and form the basis for our relationship subsequent to the proposed initial public offering ("IPO") of KFC via the Uniservice Chile Corporation entity in the U.S. In the event the IPO or another equivalent recapitalization of KFC does not occur by April 30, 1998, the terms herein shall be of no effect.

To signify your agreement with these terms, please initial each page and sign the last page before a witness.

VOTING CONTROL
You will retain voting control of KFC. The structure of this control following the IPO will be pursuant to shares of voting common stock with super voting rights. Tricon must approve the specifics of this structure. Such approval will not be unreasonably withheld and will be reviewed and decided upon within 72 hours of receiving a written plan of this structure.

DESIGNATED OPERATOR
Tricon must approve KFC's "designated operator", a position defined as that individual with day-to-day general management responsibilities. As of today that position is filled by you.

ECONOMIC INTEREST
You will retain a minimum of 30% ownership of the KFC business (either through direct ownership of KFC or through Uniservice Chile, whichever is applicable). In order to allow you access to some capital, we agreed that, following the IPO, you may sell a certain limited portion of your shares without TriCon's prior approval. This limited portion is defined as the lesser of 10% of the outstanding shares or that amount which brings your ownership in the company down to 30%. That is, you may sell up to 10% of the outstanding shares as long as you retain a minimum of 30% of ownership. Further, the proceeds from such a sale may not be used to start up a new company.

Any sale that conveys the voting control of KFC or Uniservice Chile to a new owner must be accompanied by the sale of your entire stake in the company. Similarly, any sale that would bring your equity in the company below 30% must be a sale of your entire stake in the company and must include the voting control. Tricon will have a right of first refusal on such a sale and will have 60 days form the receipt of a valid offer to exercise this right. If Tricon decides not to exercise its right of first refusal, it retains the right to approval the new buyer.

In computing the percentage ownership in the foregoing, no consideration is given to the exercise of warrants issued as a part of the IPO. In the event these warrants are exercised, your ownership percentage minimum and the amount of shares you may sell without Tricon approval will decrease proportionally. However, you agree to make best efforts to retain your ownership at 30%.

EFFECTIVE DATE
Date that the Development Agreement is executed. Agreement will be executed within 10 days following the date when KFC's royalties and initial fee payments are current per the existing franchise contract.

DEVELOPMENT SCHEDULE
Develop schedule will be for 34 stores a total of 60. The term will be seven years with the development pace being:

By end of Year 1            4 net new restaurants           30 total restaurants
By end of Year 2            5 net new restaurants           35 total restaurants
By end of Year 3            5 net new restaurants           40 total restaurants
By end of Year 4            5 net new restaurants           45 total restaurants
By end of Year 5            5 net new restaurants           50 total restaurants
By end of Year 6            5 net new restaurants           55 total restaurants
By end of Year 7            5 net new restaurants           60 total restaurants

KFC will have a right of first refusal on development as long as it is current with its development schedule.

FEES
Royalty rate will be 5% for stores #27, 28, 29 and 30 and 6% for all stores beyond store #30. Initial fees will be $35,000 per unit except for stores #27, 28, 29 and 30 which will carry no iniitial fees. Development right fees of $10,000 per unit (or $340,000) will paid in equal installments of $56,667 over six years beginning on the first anniversary of the Effective Date and then continuing on the following five anniversaries of that date.

Non-traditional stores, defined as relocatable structures such as kiosks, carts, mobile units and merchandisers and typically located in airports, schools, universities, offices, hospitals and retail outlets, will have initial fees of $17,500 and a royalty rate of 6%. Non-traditional stores will not count against the development schedule obligations.

Royalty rate for all stores will decrease to and be held for 10 years at 5% years following the opening of the 60th restaurant if the 60th store is opened within the development schedule and if there are no defaults against the Development Agreement or any Outlet Agreement from the Effective Date of the Development Agreement until the day of the opening of the 60th store. Following the 10 year term of 5% royalties, royalties for all stores will convert to then current royalty rates.

RECIPIENT/CURRENCY
The recipient of KFC's fees will be KFCIH in the U.S. or any other such entity and location as Tricon directs. Fees and royalties will be payable in U.S. Dollars.

OUTLET AGREEMENT
The then current standard International Agreement will be executed for all stores in the development agreement. Outlet Agreements will include a primary term of 10 years plus one 10 year renewal term. No fee will be applied for the renewal term.

NON-COMPETE
With the exception of your stake in Domino's, KFC and its shareholders will not hold any ownership or management interests in any chicken, pizza or Mexican restaurant business. Your will be given 18 months from the Effective Date to divest your interests in Domino's.

Accepted and agreed to:


/s/ Donal L. Mulligan
--------------------------------------------------------------------------------
For Kentucky Fried Chicken International Holdings, Inc.                Date
For Tricon Global Restaurants, Inc.
Donal L. Mulligan
VP, Finance, Americas

Accepted and agreed to:

/s/ Ricardo Vilensky
--------------------------------------------------------------------------------
Kentucky Foods Chile by Ricardo Vilensky                               Date


Witnessed by:     Mauricio Aguirre

/s/ Mauricio Aguirre
--------------------------------------------------------------------------------
Witness:                                                               Date


cc: R. Chase, VP/GM, Franchise Development
     A. Leon, Finance Director, SOLA Franchising

TRICON
   Restaurant International

Mr. Ricardo Vilensky
KFC Chile
Santiago, Chile

October 20, 1997

Dear Ricardo,

Pursuant to Section 4 of the Annex with Special Conditions to the Franchise Agreement between Kentucky Fried Chicken International Holdings, Inc. ("KFCIH") and Alimentos Merced S.A. (predecessor of Kentucky Foods Chile ["KFC"]) executed on January 4, 1994, Kentucky Fried Chicken International Holdings, Inc., approves your proposal to initiate an initial public offering ("IPO") of KFC via the Uniservice Chile Corporation under the structure outlined in the August 28, 1997 memo from Werbel-Roth Securities, Inc. (annexed hereto and incorporated by reference) as well as the following terms:

PROCEEDS: All proceeds from the IPO will be retained by KFC to pay down royalties and vendor payables as well as fund store development. This condition will be included in the SEC registration.

DIVERSIFICATION RESTRICTION: The SEC registration document will clearly state the KFC and Uniservice Chile intend to restrict their business to the KFC brand in Chile ant that, subject to compliance with the franchise contracts and prior approval of Tricon Global Restaurants ("Tricon"), KFC may engage in other businesses which do not conflict with the KFC brand. Such an approval from Tricon will be reviewed and decided upon within 60 days from the receipt by Tricon of formal written notification by KFC.

TRICON REVIEW OF SEC REGISTRATION DOCUMENT AND DISCLAIMER: Tricon will be given the opportunity to review the SEC registration documents and amend relevant sections so as to protect Tricon's interest and brands. Any amendments will be reasonable and will be conveyed to KFC within 3 business days of receipt of each draft of the SEC registration document. Also, a disclaimer will be included in these documents to clearly state that KFCI and Tricon have no equity interest in this business and do not warrant the results of the company.

CAPITAL POLICY: Pending confirmation of acceptance under U.S. securities regulations, there will be no dividends issued by KFC or Uniservice Chile.

CONFIDENTIALITY: The terms of this approval must remain confidential to the parties immediately involved - Tricon, the officers of KFC and Werbel-Roth. Information released beyond this group must be approved by Tricon. Any revisions to the IPO structure from those outlined in the August 28 Werbel-Roth memo and/or the above noted terms must be approved in advance by Tricon.

This approval is conditioned only upon the receipt by KFCIH of $400,000 in payment toward KFC's royalty debt to KFCIH and an executed Recognition of Debt note ("ROD") for the balance of its outstanding royalty and initial fees plus interest by November 10, 1997, at which time this approval is rescinded if the aforementioned payment and ROD are not received. The due date(s) for ROD will be the earlier of three (3) days following the receipt of IPO proceeds (full payment) or April 30, 1998 (25%of principal), August 31, 1998 (25% of principal) and November 20, 1998 (50% of principal), August 31, 1998 (25% of principal) and November 20, 1998 (50% of principal plus all interest). The interest rate to be applied is that noted in the current franchise agreement.

Further, between the execution of this letter and the IPO, KFC will either resume paying monthly royalties and initial fees or issue ROD notes as these royalties and fees are due. These notes will carry the same due dates and interest rate as the first ROD referenced above.

Following the IPO all royalties and initial fees must be paid in accordance with the franchise contract. KFCIH and KFC agree to jointly develop a mechanism to guarantee timely payment of these royalties and fees, such as a letter of credit, an annual prepayment or a security deposit.

To signify acceptance, please sign below and initial the previous page in the presence of a witness.

Accepted and agreed to:

/s/Donal L. Mulligan                                                    10/20/97
--------------------------------------------------------------------------------
For Kentucky Fried Chicken International Holdings, Inc.       Date
For Tricon Global Restaurants Inc.
Donal L. Mulligan
VP, Finance, Americas

Accepted and agreed to:

/s/ Ricardo Vilensky
--------------------------------------------------------------------------------
Kentucky Foods Chile by Ricardo Vilensky                      Date

Witness:

 Hermen P. Erbe                                                         10/23/97
--------------------------------------------------------------------------------
Witness by:                                                   Date

cc:      R. Chase, VP/GM, Franchise Development
         A. Leon, Finance Director, SOLA Franchising

TRICON
Restaurants International





Mr. Ricardo Vilensky
KFC Chile
Santiago, Chile


November 19, 1997


Dear Ricardo,


This letter confirms that Kentucky Foods Chile ("KFC") has fulfilled the conditions of our October 20, 1997 memo regarding Kentucky Fried Chicken International Holdings, Inc.'s ("KFCIH") approval of the proposed initial public offering ("IPO") of KFC via the Uniservice Chile Corporation and has KFCIH's final approval to proceed with the proposed IPO under the terms specified in the October 20, 1997 memo.

Sincerely,


/S/ DONAL L. MULLIGAN
---------------------
Donal L. Mulligan
VP, Finance
Americas



cc:      R. Chase, VP/GM, Franchise Development
         A. Leon, Finance Director, SOLA Franchising